Exhibit 99.1


               Station Casinos Announces Third Quarter
                               Results


    LAS VEGAS--(BUSINESS WIRE)--Nov. 9, 2007--Station Casinos, Inc. ("Station" or the "Company") today announced the results of its operations for the third quarter ended September 30, 2007 and other Company-related news.

    Results of Operations

    The Company's net revenues for the third quarter ended September 30, 2007 were approximately $354.1 million, an increase of 2% compared to the prior year's third quarter. The Company reported EBITDA for the quarter of $124.2 million, a decrease of 2% compared to the prior year's third quarter. For the third quarter, Adjusted Earnings (2) applicable to common stock were $9.1 million, or $0.16 per diluted share, compared to the prior year's $0.38 per diluted share on a comparable basis.

    During the third quarter, the Company incurred $2.3 million in costs to develop new gaming opportunities, primarily related to Native American gaming, $2.2 million related to costs associated with the Merger (as defined below), $0.9 million of preopening expenses and $2.5 million of other non-recurring costs. Including these items, the Company reported net income of $3.7 million and diluted earnings applicable to common stock of $0.07 per share.

    The Company's earnings from its Green Valley Ranch joint venture for the third quarter were $10.6 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch's operating income. For the third quarter, Green Valley Ranch generated EBITDA before management fees of $25.4 million, which was virtually unchanged compared to the same period in the prior year.

    Las Vegas Market Results

    For the third quarter, net revenues from the Major Las Vegas
Operations, excluding Green Valley Ranch, were $321.2 million, a 4% increase compared to the prior year's third quarter, while EBITDA from those operations increased 4% to $106.1 million.

    EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 2, respectively.

    Balance Sheet Items and Capital Expenditures

    Long-term debt was $3.72 billion as of September 30, 2007. Total capital expenditures were $202.9 million for the third quarter. Expansion and project capital expenditures included $9.0 million for Phase III of Red Rock, $10.0 million for the expansion of Fiesta Henderson, $26.2 million for the corporate office building and $114.6 million for the purchase of land. As of September 30, 2007, the Company's debt to cash flow ratio, as defined in its bank credit facility, was 6.3 to 1.

    Merger

    On November 7, 2007, the Company completed its merger (the "Merger") with FCP Acquisition Sub, a Nevada corporation ("Merger Sub"), pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation. The Merger was completed pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 23, 2007 and amended as of May 4, 2007, among the Company, Fertitta Colony Partners LLC, a Nevada limited liability company ("Parent"), and Merger Sub, as amended.

    As a result of the Merger, approximately 24.1% of the issued and outstanding shares of non-voting common stock of the Company is owned by Fertitta Partners LLC, a Nevada limited liability company ("Fertitta Partners"), which is owned by affiliates of Frank J. Fertitta III, Chairman and Chief Executive Officer of Station, affiliates of Lorenzo J. Fertitta, Vice Chairman and President of Station, affiliates of Blake L. Sartini and Delise F. Sartini, and certain officers and other members of management of the Company. The remaining 75.9% of the issued and outstanding shares of non-voting common stock of the Company is owned by FCP Holding, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent ("FCP HoldCo"). Parent is owned by an affiliate of Colony Capital, LLC ("Colony") and affiliates of Frank J. Fertitta III and Lorenzo J. Fertitta. Substantially simultaneously with the consummation of the merger, shares of voting common stock of Station were issued for nominal consideration to FCP VoteCo LLC, a Nevada limited liability company ("FCP VoteCo"), which is owned by Frank J. Fertitta III, Lorenzo J. Fertitta and Thomas J. Barrack, Jr., the Chairman and Chief Executive Officer of Colony.

    Company Information and Forward Looking Statements

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Renata's Casino in Henderson, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

    This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger transaction; risks that the merger transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger transaction; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger transaction; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

    Construction projects such as the master-planned expansion of Red Rock and the development of Aliante entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

    Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

    (1) EBITDA consists of net income plus income tax provision, interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, management agreement/lease termination costs, other non-recurring costs, depreciation, amortization and development expense. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, management agreement/lease termination costs, other non-recurring costs, depreciation, amortization and development expense, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income is included in the financial schedules accompanying this release.

    (2) Adjusted Earnings excludes development expense, preopening expenses, management agreement/lease termination costs, loss or gain on asset disposals, net, loss on early retirement of debt and other non-recurring costs. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income and EPS is included in the financial schedules accompanying this release.



                        Station Casinos, Inc.
                Condensed Consolidated Balance Sheets
                        (amounts in thousands)
                             (unaudited)


                                            September 30, December 31,
                                                 2007         2006
                                            ------------- ------------

Assets:
 Cash and cash equivalents                    $   98,958   $  116,898
 Receivables, net                                 47,049       40,762
 Other current assets                             51,833       43,891
                                            ------------- ------------
  Total current assets                           197,840      201,551
 Property and equipment, net                   2,793,778    2,586,473
 Other long-term assets                          940,116      928,672
                                            ------------- ------------
  Total assets                                $3,931,734   $3,716,696
                                            ============= ============



Liabilities and stockholders' deficit:
 Current portion of long-term debt            $      114   $      341
 Other current liabilities                       247,737      251,565
                                            ------------- ------------
  Total current liabilities                      247,851      251,906
 Revolving credit facility                     1,306,000    1,155,800
 Senior and senior subordinated notes          2,304,507    2,304,737
 Other debt                                       12,588        8,855
 Interest rate swaps, mark-to-market               3,044         (905)
 Due to unconsolidated affiliate                 100,000            -
 Other long-term liabilities                     248,646      183,161
                                            ------------- ------------
  Total liabilities                            4,222,636    3,903,554
 Stockholders' deficit                          (290,902)    (186,858)
                                            ------------- ------------
  Total liabilities and stockholders'
   deficit                                    $3,931,734   $3,716,696
                                            ============= ============




                        Station Casinos, Inc.
           Condensed Consolidated Statements of Operations
            (amounts in thousands, except per share data)
                             (unaudited)


                           Three Months Ended     Nine Months Ended
                              September 30,         September 30,
                           ------------------- -----------------------
                             2007      2006       2007        2006
                           --------- --------- ----------- -----------
Operating revenues:
 Casino                    $254,169  $248,836  $  775,323  $  710,196
 Food and beverage           60,372    57,637     184,800     152,784
 Room                        25,223    20,867      84,527      59,507
 Other                       20,097    19,894      57,040      51,728
 Management fees             20,999    24,299      69,441      74,183
                           --------- --------- ----------- -----------
  Gross revenues            380,860   371,533   1,171,131   1,048,398
 Promotional allowances     (26,732)  (25,565)    (81,669)    (68,169)
                           --------- --------- ----------- -----------
  Net revenues              354,128   345,968   1,089,462     980,229
                           --------- --------- ----------- -----------

Operating costs and
 expenses:
 Casino                      98,218    93,776     290,500     254,905
 Food and beverage           45,087    41,710     132,141     109,709
 Room                         9,464     8,584      28,010      21,967
 Other                        7,813     7,801      21,533      19,204
 Selling, general and
  administrative             67,841    64,872     190,665     167,652
 Corporate                   15,717    12,032      54,430      44,791
 Development                  2,305     2,104       6,457       6,785
 Depreciation and
  amortization               44,259    36,859     124,456      93,886
 Preopening                     636      (211)      1,649      27,477
 Loss (gain) on asset
  disposals, net                140     1,458      (1,599)        680
 Management
  agreement/lease
  termination                    25         -       3,825         500
                           --------- --------- ----------- -----------
                            291,505   268,985     852,067     747,556
                           --------- --------- ----------- -----------

Operating income             62,623    76,983     237,395     232,673
 Earnings from joint
  ventures                    8,943     9,044      29,831      30,884
                           --------- --------- ----------- -----------
Operating income and
 earnings from joint
 ventures                    71,566    86,027     267,226     263,557
                           --------- --------- ----------- -----------

Other expense:
 Interest expense, net      (58,320)  (52,149)   (172,113)   (117,310)
 Interest and other
  expense from joint
  ventures                   (7,547)   (1,842)    (20,419)     (4,890)
                           --------- --------- ----------- -----------
                            (65,867)  (53,991)   (192,532)   (122,200)
                           --------- --------- ----------- -----------

Income before income taxes    5,699    32,036      74,694     141,357
 Income tax provision        (1,990)  (12,807)    (32,862)    (54,213)
                           --------- --------- ----------- -----------
Net income                 $  3,709  $ 19,229  $   41,832  $   87,144
                           ========= ========= =========== ===========

Earnings per common share:
  Basic                    $   0.07  $   0.35  $     0.77  $     1.47
  Diluted                  $   0.07  $   0.34  $     0.74  $     1.43

Weighted average common
 shares outstanding
  Basic                      54,165    55,003      54,357      59,286
  Diluted                    56,129    56,712      56,247      61,099

Dividends declared per
 common share              $   0.29  $   0.29  $     0.86  $     0.79




                        Station Casinos, Inc.
                       Summary Information and
                Reconciliation of Net Income to EBITDA
     (amounts in thousands, except occupancy percentage and ADR)
                             (unaudited)


                           Three Months Ended     Nine Months Ended
                              September 30,         September 30,
                           ------------------- -----------------------
                             2007      2006       2007        2006
                           --------- --------- ----------- -----------
    Major Las Vegas
     Operations (a):
    ----------------------
    Net revenues           $321,232  $308,617  $  983,377  $  868,593

    Net income             $ 17,754  $ 22,791  $   80,555  $   89,124
      Income tax provision   13,284    15,312      60,275      54,599
      Interest and other
       expense, net          30,262    29,554      88,143      66,760
      Depreciation and
       amortization          42,286    34,769     118,604      88,476
      Loss (gain) on asset
       disposals, net            52        (2)         20        (407)
      Preopening expenses       151      (293)        715      27,135
      Other non-recurring
       costs                  2,329         -       2,329           -
      Management
       agreement/lease
       termination                -         -       3,800           -
                           --------- --------- ----------- -----------
    EBITDA (b)             $106,118  $102,131  $  354,441  $  325,687
                           ========= ========= =========== ===========

    Green Valley Ranch
     (50% owned):
    ----------------------
    Net revenues           $ 67,667  $ 61,728  $  206,685  $  191,823

    Net income             $  3,462  $ 13,492  $   18,427  $   45,915
      Interest and other
       expense, net          14,964     5,350      40,833      17,260
      Depreciation and
       amortization           6,113     6,309      17,707      18,412
      (Gain) loss on asset
       disposals, net             -         -         (17)         25
      Preopening expenses       274       286         376         286
      Management
       agreement/lease
       termination              580         -       3,880           -
      Loss on early
       retirement of debt         -         -       1,655           -
                           --------- --------- ----------- -----------
    EBITDA                 $ 25,393  $ 25,437  $   82,861  $   81,898
                           ========= ========= =========== ===========

    Major Las Vegas
     Operations including
     Green Valley Ranch:
    ----------------------
    Net revenues           $388,899  $370,345  $1,190,062  $1,060,416

    Net income             $ 21,216  $ 36,283  $   98,982  $  135,039
      Income tax provision   13,284    15,312      60,275      54,599
      Interest and other
       expense, net          45,226    34,904     128,976      84,020
      Depreciation and
       amortization          48,399    41,078     136,311     106,888
      Loss (gain) on asset
       disposals, net            52        (2)          3        (382)
      Preopening expenses       425        (7)      1,091      27,421
      Management
       agreement/lease
       termination              580         -       7,680           -
      Other non-recurring
       costs                  2,329         -       2,329           -
      Loss on early
       retirement of debt         -         -       1,655           -
                           --------- --------- ----------- -----------
    EBITDA                 $131,511  $127,568  $  437,302  $  407,585
                           ========= ========= =========== ===========

    Total Station Casinos,
     Inc. (b):
    ----------------------
    Net income             $  3,709  $ 19,229  $   41,832  $   87,144
      Income tax provision    1,990    12,807      32,862      54,213
      Interest and other
       expense, net          65,867    53,991     192,532     122,200
      Depreciation and
       amortization          44,259    36,859     124,456      93,886
      Development expense     2,305     2,104       6,457       6,785
      Loss (gain) on asset
       disposals, net           140     1,458      (1,599)        680
      (Gain) loss on asset
       disposals, net at
       joint ventures
       (50%)                      -         -         (19)          -
      Preopening expenses       636      (211)      1,649      27,477
      Preopening expenses
       at joint ventures
       (50%)                    227       143         464         143
      Management
       agreement/lease
       termination               25         -       3,825         500
      Management
       agreement/lease
       termination at
       Green Valley Ranch
       (50%)                    290         -       1,940           -
      Other non-recurring
       costs                  4,744       363      16,364         363
                           --------- --------- ----------- -----------
    EBITDA                 $124,192  $126,743  $  420,763  $  393,391
                           ========= ========= =========== ===========

    Occupancy percentage         88%       94%         92%         96%
    ADR                    $     86  $     71  $       92  $       71

(a)Includes the wholly owned properties of Red Rock (since April 18,
    2006), Palace Station, Boulder Station, Texas Station, Sunset
    Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)For the three and nine months ended September 30, 2007, the CMBS Properties (Red Rock, Palace Station, Boulder Station and Sunset Station) reported EBITDA of $70.6 million and $239.6 million, respectively.

(c)Includes the Major Las Vegas Operations, Wild Wild West, Wildfire, Magic Star, Gold Rush, Lake Mead Casino (since October 2006), the Company's earnings from joint ventures, management fees and corporate expense.




                        Station Casinos, Inc.
              Reconciliation of GAAP Net Income and EPS
                     to Adjusted Earnings and EPS
            (amounts in thousands, except per share data)
                             (unaudited)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                     2007     2006     2007     2006
                                  ---------- ------- -------- --------

Adjusted Earnings (a):
Net income                            $3,709 $19,229  $41,832  $87,144
  Development expense                  1,498   1,368    4,197    4,411
  Loss (gain) on asset disposals          91     948  (1,039)      442
  (Gain) loss on asset disposals
   at joint ventures (50%)                 -       -     (12)        -
  Preopening expenses                    413   (137)    1,071   17,860
  Preopening expenses at joint
   ventures (50%)                        148      93      302       93
  Management agreement/lease
   termination                            16       -    2,486      325
  Management agreement/lease
   termination at Green Valley
   Ranch (50%)                           188       -    1,261        -
  Other non-recurring costs            3,084     236   10,636      236
  Loss on early retirement of debt
   at Green Valley Ranch (50%)             -       -      538        -
                                  ---------- ------- -------- --------
Adjusted Earnings                     $9,147 $21,737  $61,272 $110,511
                                  ========== ======= ======== ========

Adjusted basic earnings per
 common share(a):
Net income                             $0.07   $0.35    $0.77    $1.47
  Development expense                   0.03    0.03     0.08     0.07
  Loss (gain) on asset disposals           -    0.02   (0.02)     0.01
  Preopening expenses                   0.01       -     0.02     0.30
  Management agreement/lease
   termination                             -       -     0.05     0.01
  Management agreement/lease
   termination at Green Valley
   Ranch (50%)                             -       -     0.02        -
  Other non-recurring costs             0.06       -     0.20        -
  Loss on early retirement of debt
   at Green Valley Ranch (50%)             -       -     0.01        -
                                  ---------- ------- -------- --------
Adjusted basic earnings per
 common share                          $0.17   $0.40    $1.13    $1.86
                                  ========== ======= ======== ========

Weighted average common shares
 outstanding - basic                  54,165  55,003   54,357   59,286


Adjusted diluted earnings per
 common share (a):
Net income                             $0.07   $0.34    $0.74    $1.43
  Development expense                   0.03    0.02     0.08     0.07
  Loss (gain) on asset disposals           -    0.02   (0.02)     0.01
  Preopening expenses                   0.01       -     0.02     0.29
  Preopening expenses at joint
   ventures (50%)                          -       -     0.01        -
  Management agreement/lease
   termination                             -       -     0.04     0.01
  Management agreement/lease
   termination at Green Valley
   Ranch (50%)                             -       -     0.02        -
  Other non-recurring costs             0.05       -     0.19        -
  Loss on early retirement of debt
   at Green Valley Ranch (50%)             -       -     0.01        -
                                  ---------- ------- -------- --------
Adjusted diluted earnings per
 common share                          $0.16   $0.38    $1.09    $1.81
                                  ========== ======= ======== ========

Weighted average common shares
 outstanding - diluted                56,129  56,712   56,247   61,099


(a) All dollar and per share amounts are shown net of tax.



    CONTACT: Station Casinos, Inc., Las Vegas
             Thomas M. Friel, 800-544-2411 or 702-495-4210
             Executive Vice President, Chief Accounting Officer and Treasurer
             Lori B. Nelson, 800-544-2411 or 702-495-4248
             Director of Corporate Communications